Exhibit 99.2

NEWS

Contact:

John P. Howlett
Vice Chairman Emeritus
Emtec, Inc.
Telephone 908-338-0043
Email johnhowlett@emtecinc.com
Web site www.emtecinc.com

EMTEC, INC. RAISES $10 MILLION IN MEZZANINE FINANCING

Springfield, NJ, August 16, 2011 – Emtec, Inc. (OTCQB: ETEC) (“Emtec” or the “Company”), a systems integrator, today announced that a new investment partner, NewSpring Mezzanine Capital, has invested $10 million of mezzanine debt financing in Emtec.  NewSpring is a leading provider of capital to growth companies headquartered in the Mid-Atlantic Region.  The proceeds are being used to repay senior debt, fund the Emerging acquisition (see separate press release), pay transaction expenses, and for growth.

Steve Hobman, General Partner of NewSpring Mezzanine, commented, “We are very excited to be able to become a long-term partner with Emtec for its continued growth.  We believe the Company’s management team brings a great deal of expertise and experience to the IT Services Market, and we are excited about the new capabilities Emerging Solutions brings to the Company. Management has positioned themselves to move Emtec’s name into the frontlines of the IT consulting and outsourcing market.  We are looking forward to helping them grow.”

Greg Chandler, Chief Financial Officer of Emtec, stated, “I have known the leadership team at NewSpring for quite some time.  We are very happy to have found a partner who will be able to grow with us as we continue our expansion across the U.S and globally.  We were impressed with the speed and diligence of NewSpring and are looking forward to their financial and strategic advice as we move into 2012.”

 Advisors

Emtec’s legal advisor was Dechert LLP and financial advisor and sole placement agent was Janney Montgomery Scott LLC.

About Emtec:

Emtec, Inc. established in 1964, provides information technology (IT) services and products to the federal, state and local government, education and commercial markets. Emtec helps clients identify and prioritize areas for improvement and then implement process, technology and business application improvements that reduce costs, improve service and align the delivery of IT with the needs of their organizations. Emtec’s market leading value based management methods, coupled with best-in-class IT technology, consulting and development services, address a wide range of specific client needs, as well as support broader IT transformation initiatives.  Emtec's service capabilities span the USA, Canada and countries around the globe. For more information visit: www.emtecinc.com.

About NewSpring Capital & NewSpring Mezzanine Capital:

NewSpring Capital, based in Radnor, Pennsylvania; Short Hills, New Jersey; Washington, D.C. and Baltimore, MD is a leading provider of private equity capital focused in the Mid-Atlantic region. NewSpring Capital currently has $600 million invested across three distinct investment strategies through its family of funds. NewSpring Mezzanine Capital also provides mezzanine capital for expansion stage and buy-out opportunities in the business services, health care, information technology, and specialty manufacturing sectors.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) the Company’s ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under “Search for Company Filings.”   We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.